Exhibit 99.1

BROWN ARMSTRONG

PAULDEN MCCOWN STARBUCK & KEETER CERTIFIED PUBLIC ACCOUNTANTS

• Main Office

4200 Truxtun Ave., Suite 300

Bakersfield, California 93309

Tel 661-324-4971

Fax 661-324-4997

• Shafter Office

560 Central Avenue

Shafter, California 93263

Tel 661-746-2145

Fax 661-746-1218

Peter C. Brown, CPA

Burton H. Armstrong, CPA MST

Andrew J. Paulden, CPA

Harvey J. McCown, CPA

Steven R. Starbuck, CPA

Aileen K. Keeter, CPA

Chris M. Thornburgh, CPA

Eric H. Xin, MBA, CPA

Lynn R. Krausse, CPA, MST

Bradley M. Hankins, CPA

Melinda A. McDaniels, CPA

Sharon Jones, CPA, MST

Thomas M. Young, CPA

Amanda E. Wilson, CPA

Diana Branthoover, CPA

Rosalva Flores, CPA

Connie M. Perez, CPA

Matthew Gilligan, CPA

January 13, 2005

Mr. Chuck Buckner

Audit Committee Chairman

WhittierEnergy

Corporation

333 Clay Street, Suite 1100

Houston, Texas 77002

Dear Mr. Buckner:

Mr. Chuck Buckner

Audit Committee Chairman

WhittierEnergy

We have read the draft Item 4.01 in the Form 8-K explaining the termination of our auditor-client relationship as of January 13, 2005.  We agree with the statements made in the draft Item 4.01 that there were no unresolved disagreements between management and our firm, and that all opinions issued by Brown Armstrong were unqualified.

Sincerely,

BROWN ARMSTRONG PAULDEN McCOWN STARBUCK & KEETER ACCOUNTANCY CORPORATION

By: Burton H. Armstrong

BHA:jmd
cc:	Mr. Michael Young, CFO
Dallas Parker
Harry Beaudry
David Dahl
Arlo Sorensen

MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants